SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report: June 16, 1999


                                Hasbro, Inc.
  ___________________________________________________________________________
           (Exact name of registrant as specified in its charter)


   Rhode Island                   1-6682                   05-0155090
  ___________________________________________________________________________
  (State or other                (Commission             (IRS Employer
  jurisdiction of                File Number)            Identification No.)
  incorporation)


1027 Newport Avenue,
Pawtucket, Rhode Island                                            02861
_____________________________________________________________________________
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code: (401) 431-8697

                               Not Applicable
 ____________________________________________________________________________
       (Former name or former address, if changed since last report)




Item 5.  Other Events.

            On June 16, 1999, the Board of Directors of Hasbro, Inc. (the "Company") approved the extension of the benefits afforded by the Company's existing rights plan by adopting a new shareholder rights plan. The new plan, like the existing plan, is intended to deter coercive or partial offers which will not provide fair value to all shareolders and enhance the Board's ability to represent all shareholders and thereby maximize shareholder values.

            Pursuant to the new Rights Agreement between the Company and Bank Boston, N.A., as Rights Agent (the "1999 Rights Agreement"), one Right will be issued for each outstanding share of common stock, par value $.50 per share, of the Company on June 30, 1999. Each of the new Rights will entitle the registered holder to purchase from the Company one ten-thousandth of a share of Series C Junior Participating Preference Stock, par value $2.50 per share, at a price of $140 per one ten-thousandth of a share. The Rights generally will not become exercisable unless and until, among other things, any person acquires 15% or more of the outstanding shares of common stock. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed or extended, on June 30, 2009.

            The description and terms of the new Rights are set forth in the 1999 Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No. Exhibit

      4 Rights Agreement, dated as of June 16, 1999, between Hasbro, Inc. and BankBoston, N.A., which includes as Exhibit B thereto, the Form of Rights Certificate.



                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HASBRO, INC.


                              By: /s/ Phillip H. Waldoks
                                  ----------------------------------------
                                  Name:  Phillip H. Waldoks
                                  Title: Senior Vice President - Corporate
                                         Legal Affairs and Secretary


Date:  June 16, 1999



                             INDEX TO EXHIBITS



  Exhibit No.    Exhibit                                               Page

       4 Rights Agreement, dated as of June 16, 1999, between Hasbro, Inc. and BankBoston, N.A., which includes as Exhibit B thereto, the Form of Rights Certificate.